Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Consolidation Services, Inc.  (the “Company”) on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Gary Kucher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2012	/s/ Gary D. Kucher
Gary D. Kucher
Chief Executive Officer (Principal Executive Officer)